Exhibit 99.1

NorthStrive Biosciences Files New U.S. Patent Application for EL-22 Targeting Muscle Preservation in Humans

NEWPORT BEACH, Calif, April 28, 2026 (GLOBE NEWSWIRE) -- NorthStrive Biosciences Inc. (“NorthStrive” or the “Company”), a wholly owned subsidiary of PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC”), today announced the filing of a new U.S. patent application expanding its proprietary EL-22, a myostatin-engineered probiotic technology, into human pharmaceutical applications.

The patent application (U.S. Application No. 19/655,160) covers the development of a formulated pharmaceutical product utilizing EL-22 for use in human patients suffering from muscle loss. The application includes protection for specific dosing regimens and formulations targeting a broad range of muscle-wasting conditions.

The proposed therapeutic use of EL-22 is intended to address muscle loss associated with conditions such as sarcopenia, muscle disuse atrophy, and certain neurological disorders. This filing expands NorthStrive’s intellectual property strategy, building on prior applications focused on muscle preservation and growth.

NorthStrive’s lead asset, EL-22, leverages a myostatin engineered probiotic approach designed to support muscle preservation and growth, including in patients undergoing weight loss treatments such as GLP-1 receptor agonists.

This newly filed patent application is intended to strengthen NorthStrive’s expanding intellectual property portfolio and reflects the Company’s focus on muscle health therapeutics across pharmaceutical and adjacent markets.

About NorthStrive Biosciences Inc.

NorthStrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focused on the development and acquisition of cutting-edge therapeutic technologies. The Company is advancing a pipeline of assets targeting muscle preservation, metabolic health, and related conditions.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across multiple industries. PMGC is focused on building long-term shareholder value through operational excellence and disciplined capital allocation. For more information, please visit https://www.pmgcholdings.com.

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